Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com

KAMAN REPORTS 2019 FIRST QUARTER RESULTS
Increases Full Year Outlook
First Quarter Highlights:

•	Diluted earnings per share of $0.50, or $0.57 adjusted*

•	Distribution sales up 2.5% or 4.1% on a sales per sales day* basis to $291.0 million

•	Aerospace operating margin increased 340 bps to 16.0%

•	Year-to-date operating cash flow of $22.6 million; Free Cash Flow* of $15.2 million

•	Consolidated backlog of $949.3 million

BLOOMFIELD, Conn. (May 1, 2019) - Kaman Corp. (NYSE:KAMN) today reported financial results for the first fiscal quarter ended March 29, 2019, as follows:

Table 1. Summary of Financial Results (unaudited)
In thousands except per share amounts	For the Three Months Ended
	March 29, 2019	March 30, 2018	Change
Net sales:
Distribution	$290,954	$283,932	$7,022
Aerospace	166,434	179,395	(12,961)
Net sales	$457,388	$463,327	$(5,939)

Operating income:
Distribution	$12,697	$11,834	$863
% of sales	4.4%	4.2%	0.2%
Aerospace	26,612	22,662	3,950
% of sales	16.0%	12.6%	3.4%
Net gain on sale of assets	61	63	(2)
Corporate expense	(16,006)	(13,835)	(2,171)
Operating income	$23,364	$20,724	$2,640

Adjusted EBITDA*:
Net earnings	$14,125	$14,066	$59
Adjustments	21,710	22,041	(331)
Adjusted EBITDA*	$35,835	$36,107	$(272)
% of sales	7.8%	7.8%	—%

Earnings per share:
Diluted earnings per share	$0.50	$0.50	$—
Adjustments	0.07	0.05	0.02
Adjusted Diluted Earnings per Share*	$0.57	$0.55	$0.02

Neal J. Keating, Chairman, President and Chief Executive Officer, commented, “We were pleased to start 2019 with very strong first quarter results. Diluted earnings per share for the quarter of $0.50, or $0.57 adjusted*, resulted from sales and operating profit growth at Distribution and improved profitability at Aerospace.

At Distribution, sales increased 2.5%, or 4.1% on a sales-per-sales day* basis to $4.6 million, our 6th consecutive quarter of sales-per-sales day* growth and our highest first quarter daily sales rate since 2015. Higher sales growth increased our ability to leverage our fixed cost base and contributed to operating margin of 4.4%, an increase of 20 bps over the first quarter of 2018 and 30 bps over the fourth quarter of 2018. Highlighting Distribution performance was top line growth across all three product platforms and year-over-year growth in a number of our end markets, including paper manufacturing, merchant wholesalers durable goods, primary metal manufacturing, and food processing. In addition, during the quarter we increased our backlog 5%. Overall this is a strong start to the year and provides us confidence in our 2019 outlook.

Aerospace's operating profit increased 17.4% to $26.6 million. We ended the quarter with operating margins of 16.0%, or 16.1% adjusted*, a 340 bps increase over the 12.6% operating margin in the first quarter of 2018. The increase in operating margin resulted from the mix of sales in the period and improved performance resulting from our prior period restructuring actions. Lower sales in the quarter primarily resulted from a shift in the delivery of the tenth new build K-MAX® aircraft into the second quarter, the sale of our tooling and engineering services businesses, and a $2.5 million foreign currency headwind. Also during the quarter, we announced a number of investments at Aerospace and continue to make progress in those areas where we see a significant opportunity for growth. One area in particular is the development of our next generation K-MAX® unmanned aircraft system for use in commercial and military applications.

Through the balance of the year, we expect continued growth from Distribution with increased profitability as we continue to benefit from improved fixed cost leverage. Aerospace operating profit performance is expected to remain strong due to the sales and profit mix of our specialty bearings and JPF products and the continued realization of the benefit from our restructuring actions. In addition, increased order activity for our bearings products and our recently announced JPF DCS award give us the confidence to increase our Aerospace outlook for the remainder of the year."

Chief Financial Officer, Robert D. Starr, commented, "We generated operating cash flows of $22.6 million, and Free Cash Flows* of $15.2 million during the first quarter, further reducing our debt levels while ending the quarter with a debt to capitalization ratio of 30.7%, a 100 bps reduction from the fourth quarter of 2018 and leverage at approximately 1.9x. We are well positioned to meet our full year cash flow forecast and our strong balance sheet allows us to continue to make investments in key projects that support the long term growth of the business while seeking strategic acquisition targets that continue to broaden our engineered product offerings.

Our outlook for 2019 has improved. For Distribution, we are maintaining our prior outlook as the strong start to the year provides us confidence in achieving our full year expectations. At Aerospace, performance for the year is ahead of our prior expectations and, based on the progress we have made to date, we are increasing our outlook for sales and operating profit for the remainder of the year. We now expect sales in the range of $730.0 million to $760.0 million and operating margin in the range of 16.7% to 17.2%, a 20 basis point increase over our prior expectations.

Additionally, we are lowering the full year expectation for net periodic pension benefit from $1.5 million to $0.4 million to reflect the finalization of our pension assumptions for 2019.

Finally, our first quarter earnings were ahead of expectations and we note that approximately 50% of this was due to a shift in earnings previously expected in the second quarter, with the remainder representing incremental earnings for the year. We continue to expect nearly 40% of our full year earnings in the fourth quarter. As previously discussed, the back half weighting of our earnings is largely dependent on the timing of sales and profit for our specialty bearings products and JPF DCS units."

2019 Outlook
Our revised 2019 outlook is as follows:

•	Distribution:

◦	Sales of $1.19 billion to $1.22 billion

◦	Operating margins of 5.0% to 5.3%

◦	Depreciation and amortization expense of approximately $16.0 million

•	Aerospace:

◦	Sales of $730.0 million to $760.0 million

◦	Operating margins of 16.7% to 17.2%

◦	Depreciation and amortization expense of approximately $21.0 million

•	Interest expense of approximately $20.0 million

•	Corporate expenses of approximately $58.0 million to $59.0 million

•	Net periodic pension benefit of approximately $0.4 million

•	Estimated annualized tax rate of approximately 24.0%

•	Consolidated depreciation and amortization expense of approximately $41 million

•	Capital expenditures of approximately $35.0 million

•	Cash flows from operations in the range of $105.0 million to $125.0 million; Free Cash Flow* in the range of $70.0 million to $90.0 million

•	Weighted average diluted shares outstanding of 28.1 million

Please see the MD&A section of the Company's Form 10-Q filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, May 2, 2019, at 8:30 AM ET. Listeners may access the call live by telephone at (844) 473-0975 and from outside the U.S. at (562) 350-0826 using the Conference ID: 8984206; or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference ID: 8984206. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release.

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace and industrial distribution markets.  The company produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of  our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters.  The company is a leading distributor of industrial parts, and operates approximately 220 service facilities, including distribution centers, assembly, fabrication and repair facilities across the U.S. and Puerto Rico. Kaman offers more than six million items including electro-mechanical products, bearings, power transmission, motion control and electrical and fluid power components, automation and MRO supplies to customers in virtually every industry.  Additionally, Kaman provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management. More information is available at www.kaman.com.

Table 2. Summary of Segment Information (in thousands) (unaudited)
	For the Three Months Ended
	March 29, 2019	March 30, 2018
Net sales:
Distribution	$290,954	$283,932
Aerospace	166,434	179,395
Net sales	$457,388	$463,327

Operating income:
Distribution	$12,697	$11,834
Aerospace	26,612	22,662
Net gain (loss) on sale of assets	61	63
Corporate expense	(16,006)	(13,835)
Operating income	$23,364	$20,724

Table 3. Depreciation and Amortization by Segment (in thousands) (unaudited)
	For the Three Months Ended
	March 29, 2019	March 30, 2018
Depreciation and Amortization:
Distribution	$3,892	$3,506
Aerospace	5,318	6,310
Corporate	804	845
Consolidated Total	$10,014	$10,661

Non-GAAP Measures Disclosure

Management believes that the Non-GAAP (i.e. Financial measures that are noted computed in accordance with Generally Accepted Accounting Principles) financial measures identified by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Organic Sales - Organic Sales is defined as "Net Sales" less sales derived from acquisitions completed during the preceding twelve months. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, which can obscure underlying trends. We also believe that presenting Organic Sales separately for our segments provides management and investors with useful information about the trends impacting our segments and enables a more direct comparison to other businesses and companies in similar industries. Management recognizes that the term "Organic Sales" may be interpreted differently by other companies and under different circumstances. No other adjustments were made during the three-month fiscal periods ended March 29, 2019 and March 30, 2018. The following table illustrates the calculation of Organic Sales using the GAAP measure, "Net Sales".

Table 4. Organic Sales (in thousands) (unaudited)
	For the Three Months Ended
	March 29, 2019	March 30, 2018
Distribution
Net sales	$290,954	$283,932
Acquisition Sales	—	—
Organic Sales	$290,954	$283,932
Aerospace
Net sales	$166,434	$179,395
Acquisition Sales	—	—
Organic Sales	$166,434	$179,395
Consolidated
Net sales	$457,388	$463,327
Acquisition Sales	—	—
Organic Sales	$457,388	$463,327

Organic Sales per Sales Day - Organic Sales per Sales Day is defined as GAAP "Net sales of the Distribution segment" less sales derived from acquisitions completed during the preceding twelve months divided by the number of Sales Days in a given period. Sales days ("Sales Days") are the days that the Distribution segment's branch locations were open for business and exclude weekends and holidays. Management believes Organic Sales per Sales Day provides an important perspective on how net sales may be impacted by the number of days the segment is open for business and provides a basis for comparing periods in which the number of Sales Days differs.

The following table illustrates the calculation of Organic Sales per Sales Day using “Net sales: Distribution” from the “Segment and Geographic Information” footnote in the “Notes to Consolidated Financial Statements” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on May 1, 2019.

Table 5. Distribution - Organic Sales Per Sales Day (in thousands, except days) (unaudited)		For the Three Months Ended
		March 29, 2019	March 30, 2018

Current period
Net sales		$290,954	$283,932
Sales days		63	64
Sales per Sales Day for the current period	a	$4,618	$4,436

Prior period
Net sales from the prior year		$283,932	$271,618
Sales days from the prior year		64	64
Sales per Sales day from the prior year	b	$4,436	$4,244

% change	(a-b)÷b	4.1%	4.5%

Table 6. Distribution - Sales Days
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Distribution Sales Days
2019 Sales Days by quarter	63	64	63	63
2018 Sales Days by quarter	64	64	63	62
2017 Sales Days by quarter	64	64	62	62

Adjusted EBITDA - Adjusted EBITDA is defined as net earnings before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. Adjusted EBITDA differs from net earnings, as calculated in accordance with GAAP, in that it excludes interest expense, net, income tax expense, depreciation and amortization, other expense (income), net and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and new ERP systems, which we have adjusted for in Adjusted EBITDA. Adjusted EBITDA also does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestments or other discretionary uses.
Management believes Adjusted EBITDA provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because it provides a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. Adjusted EBITDA is not presented as an alternative measure of operating performance, as determined in accordance with GAAP. No other adjustments were made during the three-month fiscal periods ended March 29, 2019 and March 30, 2018. The following table illustrates the calculation of Adjusted EBITDA using GAAP measures:

Table 7. Adjusted EBITDA (in thousands) (unaudited)
	For the Three Months Ended
	March 29, 2019	March 30, 2018
Adjusted EBITDA
Consolidated Results
Sales	$457,388	$463,327

Net earnings	$14,125	$14,066

Interest expense, net	5,313	5,352
Income tax expense	4,116	4,677
Other income, net	(91)	(342)
Depreciation and amortization	10,014	10,661
Other Adjustments:
Restructuring and severance costs	266	1,693
Costs associated with corporate development activities	2,092	—
Adjustments	$21,710	$22,041

Adjusted EBITDA	$35,835	$36,107
Adjusted EBITDA margin	7.8%	7.8%

Free Cash Flow - Free Cash Flow is defined as GAAP “Net cash provided by (used in) operating activities” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes Free Cash Flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions, as it may exclude certain mandatory expenditures such as repayment of maturing debt and other contractual obligations. Management uses Free Cash Flow internally to assess overall liquidity. The following table illustrates the calculation of Free Cash Flow using “Net cash provided by (used in) operating activities” and “Expenditures for property, plant & equipment”, GAAP measures from the Condensed Consolidated Statements of Cash Flows included in this release.

Table 8. Free Cash Flow (in thousands) (unaudited)
For the Three Months Ended
March 29, 2019
Net cash provided by operating activities	$22,636
Expenditures for property, plant & equipment	(7,425)
Free Cash Flow	$15,211

Table 9. Free Cash Flow - 2019 Outlook (in millions)	2019 Outlook
Free Cash Flow:
Net cash provided by operating activities	$105.0	to	$125.0
Less: Expenditures for property, plant and equipment	(35.0)	to	(35.0)
Free Cash Flow	$70.0	to	$90.0

Debt to Capitalization Ratio - Debt to Capitalization Ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity”. Management believes that Debt to Capitalization Ratio is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of Debt to Capitalization Ratio using GAAP measures from the Condensed Consolidated Balance Sheets included in this release.

Table 10. Debt to Capitalization Ratio (in thousands) (unaudited)
	March 29, 2019	December 31, 2018
Current portion of long-term debt	$10,000	$9,375
Long-term debt, excluding current portion, net of debt issuance costs	274,176	284,256
Debt	$284,176	$293,631
Total shareholders' equity	642,167	633,157
Capitalization	$926,343	$926,788
Debt to Capitalization Ratio	30.7%	31.7%

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share - Adjusted Net Earnings and Adjusted Diluted Earnings per Share are defined as GAAP "Net earnings" and "Diluted earnings per share", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses Adjusted Net Earnings and Adjusted Diluted Earnings per Share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Net Earnings and Adjusted Diluted Earnings per Share using “Net earnings” and “Diluted earnings per share” from the “Consolidated Statements of Operations” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on May 1, 2019.

Table 11. Adjusted Net Earnings and Adjusted Diluted Earnings per Share
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended
	March 29, 2019	March 30, 2018
Adjustments to Net Earnings, pre tax
Restructuring and severance costs at Aerospace	$266	$1,693
Costs associated with corporate development activities	2,092	—
Adjustments, pre tax	$2,358	$1,693

Tax Effect of Adjustments to Net Earnings
Restructuring and severance costs at Aerospace	$60	$423
Costs associated with corporate development activities	472	—
Tax effect of Adjustments	$532	$423

Adjustments to Net Earnings, net of tax
GAAP Net Earnings, as reported	$14,125	$14,066
Restructuring and severance costs at Aerospace	206	1,270
Costs associated with corporate development activities	1,620	—
Adjusted Net Earnings	$15,951	$15,336

Calculation of Adjusted Diluted Earnings per Share
GAAP diluted earnings per share	$0.50	$0.50
Restructuring and severance costs at Aerospace	0.01	0.05
Costs associated with corporate development activities	0.06	—
Adjusted Diluted Earnings per Share	$0.57	$0.55

Diluted weighted average shares outstanding	28,070	28,168

Adjusted Net Sales and Adjusted Operating Income - Adjusted Net Sales is defined as net sales, less items not indicative of normal sales, such as revenue recorded related to the settlement of claims. Adjusted Operating Income is defined as operating income, less items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. These items are included in the reconciliation below. Management uses Adjusted Net Sales and Adjusted Operating Income to evaluate performance period over period, to analyze underlying trends in our segments and corporate function and to assess their performance relative to their competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance. The following table illustrates the calculation of Adjusted Operating Income using information found in Note 17, Segment and Geographic Information, to the Consolidated Financial Statements included in the Company's Form 10-Q filed with the Securities and Exchange Commission on May 1, 2019.

Table 12. Adjusted Net Sales and Adjusted Operating Income
(In thousands) (unaudited)
	For the Three Months Ended
	March 29, 2019	March 30, 2018
DISTRIBUTION SEGMENT OPERATING INCOME:
Net Sales	$290,954	$283,932
GAAP Operating income - Distribution segment	12,697	11,834
% of GAAP net sales	4.4%	4.2%
Adjusted Operating Income - Distribution segment	$12,697	$11,834
% of net sales	4.4%	4.2%
AEROSPACE SEGMENT OPERATING INCOME:
Net Sales	$166,434	$179,395
GAAP Operating income - Aerospace segment	26,612	22,662
% of GAAP net sales	16.0%	12.6%
Restructuring and severance costs	266	1,693
Adjusted Operating Income - Aerospace segment	$26,878	$24,355
% of GAAP net sales	16.1%	13.6%
CORPORATE EXPENSE:
GAAP Corporate Expense	$(16,006)	$(13,835)
Cost associated with corporate development activities	2,092	—
Adjusted Corporate Expense	$(13,914)	$(13,835)
CONSOLIDATED OPERATING INCOME:
Net Sales	$457,388	$463,327
GAAP - Operating income	23,364	20,724
% of GAAP net sales	5.1%	4.5%
Restructuring and severance costs at Aerospace	266	1,693
Costs associated with corporate development activities	2,092	—
Adjusted Operating Income	$25,722	$22,417
% of GAAP net sales	5.6%	4.8%

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) changes in geopolitical conditions in countries where the Company does or intends to do business; (iv) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (v) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the U.S. Government; (vi) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (vii) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (viii) the successful resolution of government inquiries or investigations relating to our businesses and programs; (ix) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (x) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xi) the receipt and successful execution of production orders under the Company's existing U.S. government JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xii) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investments in the K-MAX® production line; (xiii) the accuracy of current cost estimates associated with environmental remediation activities; (xiv) the profitable integration of acquired businesses into the Company's operations; (xv) the ability to implement our ERP systems in a cost-effective and efficient manner, limiting disruption to our business, and allowing us to capture their planned benefits while maintaining an adequate internal control environment; (xvi) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions; (xvii) changes in supplier sales or vendor incentive policies; (xviii) the ability of our suppliers to satisfy their performance obligations; (xix) the effects of price increases or decreases; (xx) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the U.S. Government's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xxi) future levels of indebtedness and capital expenditures; (xxii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxiii) the effects of currency exchange rates and foreign competition on future operations; (xxiv) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxv) the effects, if any, of the UK's exit from the EU; (xxvi) future repurchases and/or issuances of common stock; (xxvii) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; (xxviii) the ability to recruit and retain skilled employees; and (xxix) other risks and uncertainties set forth herein and in our 2018 Form 10-K and our First Quarter Form 10-Q filed May 1, 2019.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Contact: James Coogan
V.P., Investor Relations
(860) 243-6342
James.Coogan@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	For the Three Months Ended
	March 29, 2019	March 30, 2018
Net sales	$457,388	$463,327
Cost of sales	320,603	329,220
Gross profit	136,785	134,107
Selling, general and administrative expenses	113,216	111,753
Restructuring costs	266	1,693
Net gain on sale of assets	(61)	(63)
Operating income	23,364	20,724
Interest expense, net	5,313	5,352
Non-service pension and post retirement benefit cost (income)	(99)	(3,029)
Other income, net	(91)	(342)
Earnings before income taxes	18,241	18,743
Income tax expense	4,116	4,677
Net earnings	$14,125	$14,066

Earnings per share:
Basic earnings per share	$0.51	$0.51
Diluted earnings per share	$0.50	$0.50
Average shares outstanding:
Basic	27,908	27,851
Diluted	28,070	28,168

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	March 29, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$28,356	$27,711
Accounts receivable, net	260,461	301,094
Contract assets	121,621	108,861
Contract costs, current portion	6,158	5,993
Inventories	313,894	294,912
Income tax refunds receivable	2,145	1,752
Other current assets	36,332	32,782
Total current assets	768,967	773,105
Property, plant and equipment, net of accumulated depreciation of $268,261 and $262,306, respectively	183,930	184,224
Operating right-of-use assets, net	87,825	—
Goodwill	343,988	345,365
Other intangible assets, net	87,737	91,007
Deferred income taxes	22,960	24,437
Contract costs, noncurrent portion	9,503	10,666
Other assets	31,058	31,509
Total assets	$1,535,968	$1,460,313
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt, net of debt issuance costs	$10,000	$9,375
Accounts payable – trade	149,084	158,627
Accrued salaries and wages	40,497	46,634
Contract liabilities, current portion	34,283	28,865
Operating lease liabilities, current portion	24,345	—
Income taxes payable	1,935	139
Other current liabilities	58,244	54,836
Total current liabilities	318,388	298,476
Long-term debt, excluding current portion, net of debt issuance costs	274,176	284,256
Deferred income taxes	7,486	7,027
Underfunded pension	102,228	104,988
Contract liabilities, noncurrent portion	72,081	78,562
Operating lease liabilities, noncurrent portion	64,643	—
Other long-term liabilities	54,799	53,847
Commitments and contingencies (Note 13)
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 29,639,122 and 29,544,714 shares issued, respectively	29,639	29,545
Additional paid-in capital	203,922	200,474
Retained earnings	641,741	610,103
Accumulated other comprehensive income (loss)	(157,973)	(134,898)
Less 1,725,972 and 1,672,917 shares of common stock, respectively, held in treasury, at cost	(75,162)	(72,067)
Total shareholders’ equity	642,167	633,157
Total liabilities and shareholders’ equity	$1,535,968	$1,460,313

KAMAN CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (In thousands) (unaudited)

	For the Three Months Ended
	March 29, 2019	March 30, 2018
Cash flows from operating activities:
Net earnings	$14,125	$14,066
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	10,014	10,661
Amortization of debt issuance costs	461	449
Accretion of convertible notes discount	669	637
Provision for doubtful accounts	44	295
Net gain on sale of assets	(61)	(63)
Net loss (gain) on derivative instruments	247	(391)
Stock compensation expense	1,880	1,455
Deferred income taxes	1,150	2,232
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	40,518	(6,014)
Contract assets	(12,635)	(25,130)
Contract costs	1,015	(4,990)
Inventories	(19,475)	(1,947)
Income tax refunds receivable	(394)	2,893
Operating right of use assets	3,603	—
Other assets	(4,160)	(5,615)
Accounts payable - trade	(9,594)	10,187
Contract liabilities	(1,063)	75,986
Operating lease liabilities	(3,458)	—
Other current liabilities	(6,980)	(8,209)
Income taxes payable	1,783	(1,817)
Pension liabilities	1,043	(11,938)
Other long-term liabilities	3,904	4,166
Net cash provided by operating activities	22,636	56,913

KAMAN CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (In thousands) (unaudited)

	For the Three Months Ended
	March 29, 2019	March 30, 2018
Cash flows from investing activities:
Proceeds from sale of assets	65	103
Expenditures for property, plant & equipment	(7,425)	(6,422)
Other, net	(732)	(293)
Net cash used in investing activities	(8,092)	(6,612)
Cash flows from financing activities:
Net repayments under revolving credit agreements	(8,500)	(50,708)
Debt repayment	(1,875)	(1,875)
Net change in bank overdraft	4,058	2,598
Proceeds from exercise of employee stock awards	1,519	2,687
Purchase of treasury shares	(2,951)	(4,600)
Dividends paid	(5,578)	(5,569)
Other	(382)	(271)
Net cash used in financing activities	(13,709)	(57,738)
Net increase (decrease) in cash and cash equivalents	835	(7,437)
Effect of exchange rate changes on cash and cash equivalents	(190)	583
Cash and cash equivalents at beginning of period	27,711	36,904
Cash and cash equivalents at end of period	$28,356	$30,050
Supplemental disclosure of noncash activities:
Value of common shares issued for unwind of warrant transactions	$—	$2,281